Exhibit 99.1

Single Touch Reports Third Quarter Fiscal 2014 Financial Results

Achieves Double Digit Revenue Growth Quarter-Over-Quarter and Year-Over-Year

JERSEY CITY, NJ – August 12, 2014 –Single Touch Systems, Inc. (OTC BB: SITO), a technology-based mobile media solutions provider, today announced results for its fiscal third quarter ended June 30, 2014.

Financial Highlights:

•	Revenue: For the third quarter of fiscal 2014, revenue was $2.1 million, representing an 18% increase from the previous quarter and an 11% increase from the third quarter of 2013. Revenue reflects strong growth in both media placement revenue and licensing and royalties revenue.
•	Gross Margins: For the third quarter of 2014, gross margins improved to 62%, compared to 58% for the same quarter in 2013. The increase is attributable to the media placement business that started in December 2013, having a relatively higher gross margin than the messaging business, and licensing and royalties revenue earned in the quarter for which there are no royalties and application costs. Underlying gross margin from messaging was 58% for the third quarter of 2014, which is unchanged from the third quarter of 2013.
•	Operating Profits: For the third quarter of 2014, on a pro-forma basis when separating out intellectual property (IP) related initiatives and stock based compensation expense, Single Touch’s core, underlying business generated positive operating profits, a trend that has been established during fiscal year ended September 30, 2013.
•	Cash Flow: Cash flow from operations was positive for Single Touch’s core business for the third quarter of 2014, a trend that has been established during fiscal year ended September 30, 2013.
•	Net Loss: Net loss for the third quarter of 2014 was $752,050, or $0.01 per share, compared to a net loss of $1.3 million, or $0.01 per share in the third quarter of 2013, which represents a 40% decrease that is primarily attributable to an increase in gross margin and a decrease in interest expense.

“We have made tremendous progress meeting our operational and strategic goals this quarter,” reported Single Touch’s President and CEO, James Orsini. “In line with our plan to diversify revenue, we added six new clients and acquired our technology partner, DoubleVision Networks, which brings the ‘Followme’ product under Single Touch’s ownership and vastly increases our sales force. Additionally, we welcomed a new highly experienced board member and received overwhelming approval for a reverse stock split in order for Single Touch to become eligible to list on a national exchange. We are confident we have positioned Single Touch to continue to capture opportunities for growth and success as the company evolves into a dominant presence in the mobile media space.”

Conference call information:

Date:  Tuesday, August 12, 2014
Time:  4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8629
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating on the call will be Single Touch's Chief Executive Officer James Orsini, Chief Financial Officer Kurt Streams, and Executive Vice President Corporate Development Jerry Hug. The Company plans to issue an earnings release prior to the call. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on Single Touch's website at: http://singletouch.equisolvewebcast.com/q3-2014.

A replay will be available for 2 weeks starting on August 12, 2014 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About Single Touch Systems, Inc.

Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch’s multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenue
Wireless applications	$1,940,147	$1,924,472	$5,844,468	$5,680,586
Licensing and royalties	71,918	—	821,918	—
Media placement	131,500	—	201,500	—

	2,143,565	1,924,472	6,867,886	5,680,586

Operating Expenses
Royalties and application costs	817,554	804,937	2,453,343	2,465,270
Research and development	12,601	13,264	48,326	46,020
Compensation expense (including stock based
compensation)*	695,544	764,559	2,887,094	3,155,100
Depreciation and amortization	152,087	163,292	453,935	478,227
General and administrative (including stock based
compensation)*	1,033,065	950,468	3,369,460	3,024,908

	2,710,851	2,696,520	9,212,158	9,169,525

Loss from operations	(567,286)	(772,048)	(2,344,272)	(3,488,939)

Other Income (Expenses)
Interest expense	(185,274)	(490,987)	(569,097)	(1,078,540)

Net (loss) before income taxes	(752,560)	(1,263,035)	(2,913,369)	(4,567,479)

Provision for income taxes	—	—	—	—

Net income (loss)	$(752,560)	$(1,263,035)	$(2,913,369)	$(4,567,479)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average shares outstanding	142,728,628	134,185,887	142,101,080	133,101,030

* Details of stock based compensation included within:

Compensation Expense	$70,725	$144,244	$388,520	$1,253,964
General Administrative	269,647	209,517	1,060,242	696,760
Total	$340,372	$353,761	$1,448,762	$1,950,724

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2014	2013

Assets
Current assets
Cash and cash equivalents	$1,976,201	$1,146,995
Accounts receivable, net - current portion	1,603,209	1,347,827
Prepaid consulting	354,158	1,081,553
Other prepaid expenses	229,581	150,183

Total current assets	4,163,149	3,726,558

Property and equipment, net	231,426	238,815

Other assets
Accounts receivable, net	450,000	—
Prepaid consulting	—	81,547
Capitalized software development costs, net	350,486	343,575
Intangible assets:
Patents	367,172	467,837
Patent applications cost	1,028,096	768,646
Software license	831,000	831,000
Other assets including security deposits	116,412	65,228

Total other assets	3,143,166	2,557,833

Total assets	$7,537,741	$6,523,206

SINGLE TOUCH SYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2014	2013

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,498,296	$1,352,203
Accrued expenses	726,186	209,323
Accrued compensation - related party	265,719	72,736
Deferred licensing revenue	303,082	—
Current obligation under capital lease	16,578	16,331
Convertible debenture - related party	629,755	585,708
Convertible debentures - unrelated parties	3,480,949	2,692,570

Total current liabilities	6,920,565	4,928,871

Long-term liabilities
Obligations under capital lease	16,914	29,378
Convertible debentures - unrelated parties	—	440,593

Total long-term liabilities	16,914	469,971

Total liabilities	6,937,479	5,398,842

Commitments and contingencies - See notes 9, 11 and 16

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized;
none outstanding	—	—
Common stock, $.001 par value; 300,000,000 shares authorized,
142,728,628 shares issued and outstanding as of June 30, 2014 and $.001 par value; 200,000,000 shares authorized,
137,220,331 shares issued and outstanding as of September 30, 2013	142,729	137,220
Additional paid-in capital	133,269,919	130,886,161
Accumulated deficit	(132,812,386)	(129,899,017)

Total stockholders' equity	600,262	1,124,364

Total liabilities and stockholders' equity	$7,537,741	$6,523,206

Investor Contact:

Mike Bishop

The Blueshirt Group

415-217-4968

Mike@blueshirtgroup.com